                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, the Registrant hereby certifies that it meets all of the requirements for effectiveness of this Amendment pursuant to Rule 485(b) under the Securities Act of 1933 and has duly caused this Post-Effective Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Francisco, and the State of California, on the 28th day of May, 1998.



                                          AIM INVESTMENT PORTFOLIOS, INC.



                                          By: William J. Guilfoyle*
                                             President



    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons in the capacities indicated on the 28th day of May, 1998.



William J. Guilfoyle*                         President, Director and
                                              Chairman of the Board
                                              (Principal Executive Officer)

  /s/  KENNETH W. CHANCEY                     Vice President and
-------------------------------------------   Principal Accounting Officer
Kenneth W. Chancey

C. Derek Anderson*                            Director

Arthur C. Patterson*                          Director

Frank S. Bayley*                              Director

Ruth H. Quigley*                              Director

Robert G. Wade, Jr.*                          Director

*By:   /s/  MICHAEL A. SILVER
------------------------------------------
     Michael A. Silver
     Attorney-in-Fact, pursuant to
     Power of Attorney previously filed


                                      C-7